Exhibit 99.1

Shapeways Investor Presentation April 2021

DISCLAIMER

This Presentation (the "Presentation") is for informational purposes only to assist interested parties in making an evaluation with respect to a proposed business combination between Galileo Acquisition Corp. ("Galileo") and Shapeways Inc. (the "Company" or "Shapeways") and is being furnished through Stifel, Nicolaus & Company, Incorporated ("Stifel") solely for use by prospective investors in connection with their consideration of an in Galileo.

This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Galileo, the Company, or any of their respective affiliates. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

Neither Stifel nor the Company nor any of their respective affiliates, employees or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the information contained in this Presentation or any other information (whether communicated in written or oral form) transmitted or made available to prospective acquirers or investors and each of such persons expressly disclaims any and all liability relating to or resulting from the use of this Presentation or such other information by a prospective acquirer or investor or any of their affiliates or representatives. Stifel has not independently investigated or verified the information contained herein. Prospective investors are not entitled to rely on the accuracy or completeness of the Presentation and are entitled to rely solely on only those particular representations and warranties, if any, which may be made by the Company to an investor in a subscription agreement, when, as and if executed, and subject to such limitations and restrictions as may be specified therein.

Each recipient agrees, and the receipt of this Presentation serves as an acknowledgment thereof, that the subject matter hereof and all of the information contained herein is of a confidential nature and that the recipient will treat such information in a confidential manner and will not, directly or indirectly, disclose or permit its affiliates or representatives to disclose any information regarding its receipt hereof or any information contained herein to any other person or reproduce, disseminate, quote or refer to this Presentation, in whole or in part, without the prior written consent of Stifel or the Company.

Projections - The financial projections presented in this Presentation represent management's current estimates of future performance based on various assumptions, which may or may not prove to be correct. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the projections and accordingly they did not express an opinion or provide any other form of assurance with respect thereto. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying these projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risk that could cause actual results to differ materially from those contained in these projections. Accordingly, there can be no assurance that these projections will be realized. Further, industry experts may disagree with these assumptions and with management's view of the market and the prospects for the Company. .

This Presentation does not purport to contain all information which may be material to an acquirer or investor, and recipients of this Presentation should conduct their own independent evaluation and due diligence of the Company. Each recipient agrees, and the receipt of this Presentation serves as an acknowledgment thereof, that if such recipient determines to engage in a transaction with the Company, its determination will be based solely on the terms of the definitive agreement relating to such transaction and on the recipient's own investigation, analysis and assessment of the Company and the transaction.

The Company does not intend to update or otherwise revise this Presentation following its distribution and neither the Company nor Stifel makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the information contained in this Presentation after the date of the Presentation.

References herein to "Stifel" collectively refer to Stifel, Nicolaus & Company, Incorporated and other affiliated broker-dealer subsidiaries of Stifel Financial Corp. References herein to "Stifel Financial" refer to Stifel Financial Corp. (NYSE: SF), the parent holding company of Stifel and such other affiliated broker-dealer subsidiaries.

Neither the Company nor any of its employees or representatives may be contacted directly without the prior written consent of Stifel. All communications, inquiries and requests for information should be directed to Bryan Dow at Stifel.

Use of Data - The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Galileo and the Company assume no obligation to update the information in this presentation. Further, the financial statements contained herein were prepared by the Company in accordance with private company AICPA standards. The Company is currently in the process of conforming its financials to comply with public company and SEC requirements.

Trademarks - Galileo and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Galileo or the Company, or an endorsement or sponsorship by or of Galileo or the Company. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Galileo or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

SHAPEWAYS
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DISCLAIMER, CONT.

Forward Looking Statements - Certain statements included in this Presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination is not obtained; failure to realize the anticipated benefits of the Potential Business Combination; risks relating to the uncertainty of the projected financial information with respect to the Company; the risk that the Company's target markets may not increase at projected rates; the size of the Company's market opportunity may not materialize; the Company may not be able to successfully scale its business to attract larger, and repeat customers; customers may not continue to use the Company's services; supply chain interruptions; the Company's ability to scale its manufacturing capabilities; the Company many not be able to turn pipeline customers into customers that will provide significant revenues; defects in products the Company manufactures; the Company's ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents of Galileo filed, or to be filed, with SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Galileo nor the Company presently know or that Galileo and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward- looking statements reflect Galileo's and the Company's current expectations, plans or forecasts of future events and views as of the date of this Presentation. Galileo and the Company anticipate that subsequent events and developments will cause Galileo's and the Company's assessments to change. However, while Galileo and the Company may elect to update these forward-looking statements at some point in the future, Galileo and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Galileo's or the Company's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures - The financial information and data for the year ended 2018 are audited. The financial information and data for the years ended 2019 and 2020 are actual unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement or registration statement to be filed by Galileo or Shapeways with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA are non-GAAP metrics. These non-GAAP financial metrics have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). These non- GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. A reconciliation of the projected Non-GAAP financial measures has not been provided because certain items excluded from these Non-GAAP financial measures such as charges related to stock-based compensation expenses and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time.

Galileo and Shapeways believe these non-GAAP measures of financial results including on a forward-looking basis provide useful information to management and investors regarding certain financial and business trends relating to Shapeways' financial condition and results of operations. Shapeways' management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Galileo and Shapeways believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Shapeways' financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Galileo does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Shapeways' non-GAAP measures may not be directly comparable to similarly titled measures of other companies. See the footnotes on the slides where these measures are discussed and the Appendix for definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Important Information for Investors and Stockholders - Galileo and Shapeways and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Galileo's stockholders in connection with the Potential Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Potential Business Combination of Galileo's directors and officers in Galileo's filings with the SEC, including Galileo's registration statement on Form S-1, to be filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Galileo's shareholders in connection with the Potential Business Combination is set forth in the proxy statement/ prospectus on Form S-4 for the Potential Business Combination, which is expected to be filed by Galileo with the SEC.

This Presentation is not a substitute for the registration statement or for any other document that Galileo may file with the SEC in connection with the Potential Business Combination.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of other documents filed with the SEC by Galileo through the website maintained by the SEC at http:// www.sec.gov.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

SHAPEWAYS 3

4 TRANSACTION SUMMARY SHAPEWAYS Greg Kress CEO Jennifer Walsh CFO GALILEO Luca Giacometti Co - founder, Chairman & CEO Alberto Recchi Co - founder, CFO Alberto Pontonio Co - founder, Director HIGHLIGHTS TRANSACTION STRUCTURE ● Galileo Acquisition Corp. has proposed to enter into a business combination with Shapeways ● Target transaction close expected Q3 2021 ● Proceeds from the transaction expected to fund growth of Shapeways’ end - to - end software platform and further expand offerings to a wide range of manufacturing technologies VALUATION ● Transaction implies a pro forma enterprise value of $410M ● 4.8X 2022E revenue of $86M CAPITAL STRUCTURE ● The transaction will be funded by a combination of SPAC cash held in trust of $139M and $75M proceeds from the PIPE ● Transaction is expected to result in $195M net proceeds to the company, assuming no redemption of SPAC public shareholders PRO FORMA OWNERSHIP ● 60% existing shareholders of Shapeways, 28% SPAC & founders shares, 12% PIPE investors Galileo Acquisition Corp identified Shapeways as a unique and compelling opportunity in the large, fast growing digital manufacturing market, where Shapeways is a leader, has proven high quality, flexible on demand manufacturing and proprietary, purpose built software.

5 Serial SPAC team having successfully completed four business combinations, plus Shapeways in process. Seasoned dealmakers with diverse nationalities, M&A, principal investing and public company operating experience in both the North American and Western European markets. Uniquely qualified to support Shapeways’ domestic and international growth strategy given a combination of experience, language and culture, and local network of professionals and investors on both sides of the Atlantic. GALILEO ACQUISITION CORP

6 1. Unique and compelling opportunity in large, fast growing digital manufacturing market 2. High quality, flexible on demand manufacturing with proprietary purpose built software 3. Agnostic to hardware and materials allows quick adaptability to market shifts 4. Broad use across customer types and industries with global delivery to end customers in 160 countries 5. Experienced management team with strong investor support 6. Scalable financial model with opportunity to consolidate fragmented market to create significant shareholder value SHAPEWAYS IS A LEADER IN DIGITAL MANUFACTURING

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8 SHAPEWAYS’ DIGITAL MANUFACTURING PLATFORM OFFERS CUSTOMERS ACCESS TO HIGH QUALITY MANUFACTURING FROM START TO FINISH SHAPEWAYS Digital Manufacturing Leader Offering high quality, flexible on demand manufacturing With expansive capabilities Enabled by purpose built, proprietary software

9 SHAPEWAYS IS A LEADER IN DIGITAL MANUFACTURING Combining high quality, flexible on demand manufacturing with purpose built proprietary software enables any customers to rapidly transform digital designs to physical products. AT A GLANCE 21M+ Parts Manufactured 1 88% Repeat Revenue 3 1M+ Global Customers 1 11 Additive Technologies 1 90+ Materials & Finishes 1 54% Internal Manufacturing GM% 4 (1) Company metric as of December 31, 2020 (2) Forecasted revenue CAGR from 2020 through 2025 (3) Repeat Revenue is defined as 2020 revenue from pre - 2020 customer cohorts (4) Internal Manufacturing GM% is defined as non outsourced manufacturing GM for Q4 2020 2 Manufacturing Sites 1 160+ Countries Delivered 1 66% Forecasted Revenue CAGR 2

EXPERIENCED MANAGEMENT TEAM + COMMITTED, LONG TERM INVESTORS 10 SENIOR MANAGEMENT TEAM KEY INVESTORS Greg Kress Chief Executive Officer Jennifer Walsh Chief Financial Officer Miko Levy Chief Revenue Officer Josh Wolfe Co - Founder, Managing Partner Albert Wenger Managing Partner Robert Jan Galema Managing Partner Chris Dixon General Partner Ben Holmes Venture Partner Phillip Jung Chief Strategy Officer

11 INDUSTRY 4.0 THE INDUSTRIAL REVOLUTION CONTINUES Industry 1.0 Mechanization Industry 2.0 Electrification Industry 3.0 Automation Industry 4.0 Digitization Industry 5.0 Personalization TIMELINE INDUSTRY 4.0 Digitizing end - to - end manufacturing (1) CapGemini - based on companies at advanced stage of digitization With the end - to - end digitization of manufacturing. But it is just getting started, with less than 6% 1 of existing manufacturers starting the digital transformation.

DISRUPTING THE MASSIVE GLOBAL MANUFACTURING MARKET 12 2020E $39B 2030E $120B DIGITAL MANUFACTURING MARKET SIZE 1 Includes low volume manufacturing in both traditional & additive technologies (1) Wohlers 2020, Grandview Research, Transparency Market Research, ORC, Bero Inc Market is slow, manual, and rigid. Focused on mass production and unable to meet changing customer needs. Digitizing the end to end manufacturing process enables increased speed, lower costs, and higher flexibility. Accelerated by Additive Manufacturing.

ADDITIVE MANUFACTURING[1] INNOVATION ACCELERATES SHIFT TO FINISHED PART PRODUCTION

INCREASED HARDWARE INNOVATION
Legacy patent expiration enabling new hardware innovation, embracing open material model and delivering improved speed, accuracy, and quality.

INCREASED MATERIALS DEVELOPMENT
Open source model, driving significant investment from large material manufacturers, creating 1,000s of new materials[2].

CREATING NEW END PART APPLICATIONS
Enabling market innovation and accelerating adoption of finished, end use production parts.

ADDITIVE MANUFACTURING MARKET SEGMENTATION[3,4]


OTHER SERVICES
22%
MATERIALS
15%
SW
SW
PART PRODUCTION
36%
HARDWARE
27%

SHAPEWAYS

(1) Additive Manufacturing is defined as the manufacturing process that produces 3D objects by adding material vs removing materials
(2) Management projections based on industry knowledge
(3) Wohlers Report 2020 Market Segmentation
(4) Shapeways offers products and services that are included in both the "Part Production" and "Other Services" market segments

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14 THE SHIFT TO DIGITAL MANUFACTURING ENABLES SIGNIFICANT VALUE CREATION (1) McKinsey - Industry 4.0, How to navigate digitization of the manufacturing sector 20 - 50% Faster Speed to Market 45 - 55% Improved Labor Efficiency 30 - 50% Increased Asset Utilization 10 - 20% Reduced Cost of Quality 20 - 50% Reduced Inventory Costs DIGITAL MANUFACTURING VALUE CREATION 1 This shift solves the market challenges and provides significant benefits to the end customer and the manufacturer.

BUSINESS OVERVIEW 15

SHAPEWAYS PLATFORM TRANSFORMS DIGITAL DESIGNS TO PHYSICAL PRODUCTS

Digital File
File Upload
Digital Inventory
Integration

Product Configuration
Technology
Material + finish
Delivery Speed

File Analysis, Manufacturability
Auto Correction
File Optimization

Supply Chain Readiness
SC flexibility
Smart Allocation

Pre Production
Custom Routing
Tray Planning
Machine Integration

Complex Manufacturing
One-part flow
100% traceability
High quality

Post Production
Finishing
Testing
Certification

Global Delivery
Custom Packaging
End Customer Delivery



CAD

CAD Software Agnostic
DAE, OBJ, STL, X3D, X3DB, X3DV, WRL, 3MF, STEP, STP, +

Internal Capabilities
US & EU Manufacturing Sites

Supply Chain Network
50+ high quality manufacturing partners to support long tail product offering

Material Agnostic
BASF, DSM, Henkel, Arkema, +

Hardware Agnostic
EOS, HP, 3D Systems, Stratasys, Prodways, ExOne, SLM Solutions, EnvisionTec, Origin, Carbon, Formlabs, +

SHAPEWAYS
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17 OFFERING HIGH QUALITY, FLEXIBLE ON DEMAND MANUFACTURING SHAPEWAYS MANUFACTURING Proven high quality, low volume production. 138 Global Employees 1 21M Parts Manufactured 1 99% On Time Delivery 3 <1% Complaint Rate 2 1M Global Customers 1 160 Countries Delivered 1 2 Manufacturing Sites 1 (1) Company metric as of December 31, 2020 (2) 0.89% Q4 2020 customer complaint rate (3) 98.7% 30 day average on time delivery to customer as of February 19, 2021

18 WITH EXPANSIVE MANUFACTURING CAPABILITIES AGNOSTIC TO HARDWARE + MATERIALS ALLOWS QUICK ADAPTABILITY TO MARKET SHIFTS Shapeways currently offers 11 hardware technologies and over 90 materials and finishes, with ability to scale new innovation easily.

19 ENABLED BY PURPOSE BUILT, PROPRIETARY DIGITAL MANUFACTURING SOFTWARE DIGITIZING END TO END MANUFACTURING Giving customers the ability to realize the potential of Digital Manufacturing. Providing high quality, low volume, complex one part production.

20 THAT DIGITIZES THE END TO END MANUFACTURING PROCESS ORDERING File upload, configuration, instant pricing, digital inventory ANALYSIS FIle analysis, printability tools, file optimization workflows PLANNING Supply chain management & smart demand allocation PRE PRODUCTION Manufacturing prep, tray planning, machine integration MANUFACTURING Complex one - part workflow, real time tracking, & traceability MAKING COMPLEX MANUFACTURING SIMPLE Through end - to - end digitization and automation, removing unnecessary risk and costs.

AND DOES IT AT SCALE + 100’s More SOFTWARE BUILT WITH INTEGRATIONS IN MIND. Enabling deep integrations with our customers, connecting systems, apps, people, & infrastructure to become a mission critical component of their business. 21

22 FAST Receive physical products in days, from upload to delivery LOW COST No upfront investment to get started & no minimum order quantity FLEXIBLE Switch between technology & materials based on customer needs HIGH QUALITY Proven high quality production to meet finished end product standards SCALABLE Easily scale up and down based on your business needs SUSTAINABLE Additive Manufacturing offers eco - friendly, sustainable manufacturing MAKING MANUFACTURING ACCESSIBLE, OFFERING FRICTIONLESS CUSTOMER EXPERIENCE

23 Individual Engineer Focused on project based needs to support product design through production. Small Business Focused on manufacturing with ongoing flexibility, supply chain agility, & ability to scale. Large Enterprise Focused on production, supply chain development, and software to manage internal production. Manufacturer Focused on software to manage internal production, supply chain development, and overflow. BROAD USE ACROSS CUSTOMER TYPES + INDUSTRIES INDIVIDUAL ENGINEERS TO LARGE ENTERPRISE CUSTOMERS Broad use across customer types and industries. Enabling support from design, prototyping, optimization, and finished part production.

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25 GROWING CUSTOMER ECONOMICS Ability to drive consistent improvement in GM per customer 1 , forecasting 30%+ CAGR from 2020 through 2025 PRE 2020, REPEAT CUSTOMER REVENUE 88% NEW CUSTOMER REVENUE 12% 45% Growth 34% Growth 30%+ CAGR 2020 CORE REVENUE LOYAL CUSTOMER BASE WITH GROWING CUSTOMER ECONOMICS HIGH REPEAT REVENUE Historic customer base drives high repeat revenue, driving 88% of 2020 revenue (1) GM per Customer is defined as total gross margin divided by total customer count

GROWTH OPPORTUNITIES 26

27 SCALABLE PLATFORM, POSITIONED FOR EXPANSION EXPANDED POLYMER OFFERING INDUSTRIAL METALS COMPOSITES CERAMICS ASIA INDUSTRIAL MEDICAL AUTOMOTIVE AEROSPACE EXPANDED AM CNC INJECTION MOLDING SHEET METAL NEW MATERIAL OFFERING Platform Investment: $$ Investment NEW MARKET EXPANSION Platform Investment: $$ Investment NEW MANUFACTURING TECHNOLOGY Platform Investment: $$$ Investment SOFTWARE AS A SERVICE Platform Investment: $ Investment Shapeways’ platform is positioned to scale across materials, markets, technologies, and software as a service. SOFTWARE

28 AM HARDWARE + MATERIAL CAPABILITY EXPANSION UNLOCKS NEW INDUSTRIES Enabling acceleration of adoption in key markets including Industrial, Medical, Automotive, and Aerospace. ADDITIVE MANUFACTURING CAPABILITY EXPANSION 1 Forecasted new material expansion driven by customer applications and new hardware, material innovation OPPORTUNITY TO EXPAND ADDITIVE MANUFACTURING CAPABILITIES (1) Wohlers 2020, Management Projections EXISTING CAPABILITY Polymer Focused ADDITIONAL POLYMERS Capability Expansion COMPOSITES, CERAMICS Capability Expansion FUTURE MATERIAL INNOVATION Capability Expansion INDUSTRIAL METALS Capability Expansion

29 OPPORTUNITY FOR FURTHER MARKET EXPANSION BEYOND US + EU ANNUAL MANUFACTURING OUTPUT 1 JAPAN $1,000B CHINA $2,000B TAIWAN $200B INDIA $300B SOUTH KOREA $400B (1) Brookings Global Manufacturing Scorecard, United Nations Conference on Trade and Development, 2015

30 OPPORTUNITY TO EXPAND PART ENVELOPE BEYOND ADDITIVE MANUFACTURING ESTIMATED PART ENVELOPE, MARKET BREAKDOWN 1 Complex, low volume part production (1) Based on public comparable 2020 revenue breakdown SHEET METAL CNC INJECTION MOLDING ADDITIVE MANUFACTURING To include CNC, Injection Molding, & Sheet Metal through supply chain partners to expand customer share of wallet

31 6% DIGITIZED 2 10M+ MANUFACTURERS GLOBALLY 1 (1) SCMO - Supply Chain Management Outsource 2019 estimate (2) CapGemini - based on companies at advanced stage of digitization Enabling manufacturer’s digital transformation provides Shapeways with an enormous market opportunity. Creating additional growth channels through ongoing software revenue and additional manufacturing in support of expanded capabilities. OFFER SOFTWARE AS A SERVICE, CREATING THE MANUFACTURING OPERATING SYSTEM FOR THE INDUSTRY

STRENGTH OF SHAPEWAYS PLATFORM ENABLES TRANSFORMATION OF GREATER MARKET

In 2020 Shapeways deployed “Powered by Shapeways”, gray-labeled software that enables partners to leverage Shapeways end-to-end manufacturing software platform for their business and make the digital shift.

SHAPEWAYS SOFTWARE AS A SERVICE

IMPROVED ACCESSIBILITY
Shift online, improve customer accessibility

INCREASED PRODUCTIVITY
Efficiency from end-to-end software platform

EXPANDED CAPABILITIES
Leverage greater Shapeways capabilities to expand offering

DSM
Henkel
BASF
Midwest Prototyping
HLH PROTOTYPES PROTOTOOL PRODUCTION
PERIDOT
marketiger

SHAPEWAYS
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33 SHAPEWAYS ACCELERATES METAL ADDITIVE MANUFACTURING CAPABILITIES Shapeways & Desktop Metal have entered into a MOU to establish a multi - year strategic partnership to accelerate the adoption of industrial metal additive manufacturing STRATEGIC PARTNERSHIP The Shapeways & Desktop Metal Strategic Partnership expects to: ● Expand upon the long standing EnvisionTec relationship ● Accelerates industrial metal manufacturing roadmap and drives alignment with leading hardware manufacturer ● Expand material + technology offerings to extend market reach and grow customer share of wallet

FINANCIALS AND TRANSACTION OVERVIEW 34

ACCELERATING FINANCIAL PROFILE 35 SHAPEWAYS FINANCIAL SUMMARY 1 ($ in Millions) KEY HIGHLIGHTS ● Shapeways 2025E revenue is <1% of addressable market ● $62B+ market in 2025E driven by accelerating adoption of digital manufacturing solutions ● Shapeways has a clear path to >12X revenue as its software and manufacturing capabilities show growth ● Efficient growth is driven from significant platform leverage ● 100% organic growth in forecast with potential upside from M&A 66% CAGR $32M $400M 36% 44% 46% 49% 50% 51% 52% Revenue Adjusted EBITDA GM% (1) Adjusted EBITDA in the Financial Model does not reflect the additional costs we will incur as a public company such as the ad dit ional legal, accounting, compliance and other similar costs.

DIVERSIFIED REVENUE PROFILE, POSITIONED FOR GROWTH

SHAPEWAYS REVENUE ($ in Millions)



$400
$300
$200
$100
$0
2020
2021E
2022E
2023E
2024E
2025E
Core
New Additive Manufacturing
Software
CNC, Injection Molding, Sheet Metal

OBSERVATIONS

- Shapeways' current revenue is comprised of the "core[1]" customer segment, steadily increasing by year
- By 2025E the core customer segment shifts to be ~25% of total revenue
- A significant portion of 2025E Revenue will include revenue from Powered by Shapeways Software and Manufacturing
- Further top line growth is comprised from expanded capabilities beyond Additive Manufacturing including other digital manufacturing technologies including CNC, Injection Molding, & Sheet Metal

SHAPEWAYS

(1) "Core" is defined as existing Shapeways products, services, and capabilities

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37 CREATING MULTIPLE PATHS FOR GROWTH CORE NEW ADDITIVE MANUFACTURING SOFTWARE TRADITIONAL MANUFACTURING CAPABILITIES MARKETS + +++ Broad Narrow Continued installed base performance improvements New additive hardware & material capabilities & market expansion Extended software customer capabilities, software growth, & market expansion Extended manufacturing capabilities, extend customer wallet share

OPPORTUNITY TO ACCELERATE EXPANSION, $150M REVENUE OPPORTUNITIES IDENTIFIED 38 1 2 3 100’s of Companies 50+ Opportunities 10+ Large universe of small, niche additive manufacturing companies Over 50 actionable targets that could accelerate growth strategy Over 10 opportunities that could drive over $150M in near term revenue KEY HIGHLIGHTS ● $150M in near term revenue opportunities identified ● Inorganic growth is not included in plan ● Multiple actionable acquisition targets identified across various manufacturing technologies, geographies, industry focused verticals, and consolidate peers ● The industry is fragmented with 100s of smaller players with non integrated software and manufacturing solutions, making them opportunities for consolidation

ABILITY TO DRIVE EFFICIENT SCALE + PROFITABILITY 39 Take advantage of the fragmented, diverse digital manufacturing landscape to accelerate industry, material, technology, and software expansion through inorganic growth. Creating an efficient way to scale and drive profitability by solidifying market leadership, driving operational improvements of targets, and realizing cost synergies. ACCELERATE STRATEGY THROUGH CONSOLIDATION INORGANIC GROWTH BENEFITS Diversified Products Market Leadership Faster Scale Global Expansion Leverage Software Cost Synergies

DETAILED TRANSACTION OVERVIEW 40 KEY TRANSACTION TERMS ● $195M cash proceeds to Balance Sheet inclusive of PIPE proceeds and expected transaction expenses (1) ● $75M of PIPE commitments ● Seller earnout shares are issued, but held in escrow and subject to a vesting period and release ILLUSTRATIVE PRO FORMA VALUATION ($M) ILLUSTRATIVE SOURCES & USES ($M, EXCEPT PER SHARE DATA) PRO FORMA OWNERSHIP @ $10.00 PER SHARE Note 1: Figures may not sum to 100% due to rounding Note 2: Excludes the impact of 18.410 million out - of - the - money Galileo warrants (strike price of $11.50 or 15% out - of - the - money) which is reflective of 13.800 million Galileo warrants, 0.548 million EarlyBird Capital warrants and 4.062 million sponsor wa rr ants. Excludes potential earnout as noted in footnotes (2) and (6). Half of the earnout shares are released if the VWAP exceeds $14 .00 for 30 consecutive trading days and the second half are released if the VWAP exceeds $16.00 for 30 consecutive trading days. E arnout is subject to a three year term following the transaction closing. (1) Assumes no redemptions by Galileo Acquisition Corp’s existing shareholders (2) Does not include 4.0m rollover shares subject to an earnout (3) Pro forma equity calculation excludes any awards that may be issued pursuant to a new equity plan after the closing of the transaction (4) Pro forma net cash is calculated as transaction proceeds of $215m less estimated fees and expenses of $20m (5) Calculated using a redemption share price of $10.09 (6) Does not include an additional 4.0m rollover shares to be held in escrow, subject to an earnout (7) Assumes PIPE shares are sold at $10.00 per share (8) Assumes 0.69m of 3.45m total sponsor shares are forfeited to PIPE investment

SHAPEWAYS IS WELL POSITIONED AGAINST PEERS 41 Source: Thomson Reuters, Capital IQ; as of April 27, 2021 Note: Markforged data from SPAC announcement presentation as of February 24, 2021 Note: Velo3D data from SPAC announcement presentation as of March 23, 2021 Note: Desktop Metal data includes impact of EnvisionTEC acquisition Additive 2.0 Legacy Digital Manufacturing 49% CY’22E Gross Margin 65% CY’20A - CY’22E Revenue CAGR $0.6M Pro Forma Equity Value 4.8x EV / CY’22E Revenue 246% CY’20A - CY’22E Revenue CAGR 39% CY’22E Gross Margin $3.7B Current Market Capitalization 16.0x EV / CY’22E Revenue 116% CY’20A - CY’22E Revenue CAGR 34% CY’22E Gross Margin $2.1B Pro Forma Equity Value 18.1x EV / CY’22E Revenue 15% CY’20A - CY’22E Revenue CAGR 57% CY’22E Gross Margin $1.8B Current Market Capitalization 6.7x EV / CY’22E Revenue 10% CY’20A - CY’22E Revenue CAGR 49% CY’22E Gross Margin $3.2B Current Market Capitalization 5.9x EV / CY’22E Revenue 32% CY’20E - CY’22E Revenue CAGR 59% CY’22E Gross Margin $2.1B Pro Forma Equity Value 13.6x EV / CY’22E Revenue

TRANSACTION PROVIDES SIGNIFICANT UPSIDE TO INVESTORS

- Based on Shapeways 100% organic growth strategy
- Opportunity for rapid scaling through vertical, technology and materials expansion as the digital manufacturing industry continues to grow
- Potential upside case of strategic technology and geography M&A
- A $410M transaction value is priced at a significant discount to company comparables

Implied EV based on comparable companies current trading valuations ($M) | **Transaction value ($M)**

Comparable companies	Discounted value of comparable companies[1]	Post-money valuation


$3,000
$2,200
$1,382
$1,014
$410
~65% Discount

	Shapeways Metric ($M)	Implied future enterprise value	Implied discounted enterprise value (Discount rate: 20%)	Post-money enterprise value
2025E Revenue	$400.0M	**5.5x – 7.5x 2025E Revenue**	**2.5x – 3.5x 2025E Revenue**	**1.0x 2025E Revenue**
2025E EBITDA	$107.3M	20.5x – 28.0x 2025E EBITDA	9.4x – 12.9x 2025E EBITDA	3.8x 2025E EBITDA

Summary of Approach

- Applies a range of 5.5x – 7.5x revenue multiples based to Shapeways' 2025E revenue to arrive to an implied enterprise value. The future enterprise value is discounted 4.25 years back to March 31, 2021 at a 20% rate to arrive at an implied discounted enterprise value
- Basing valuation on Shapeways' 2025E projected financials allows for an apples-apples comparison with its already scaled peers

Note: (1) Discounted as of March 31, 2021 using mid-year discount convention
Source: Shapeways projections based on management estimates; comparable company projections based on company filings and Thomson Reuters as of April 27, 2021
Comparable companies include Desktop Metal, Markforged, Materialise, Protolabs, SLM Solutions, Kornit Digital, ExOne, Stratasys, 3D Systems, Autodesk, PTC, Dassault Systemes, Altair, Faro, Renshaw, Cognex, Teradyne, Ametek

SHAPEWAYS
42

43 1. Unique and compelling opportunity in large, fast growing digital manufacturing market 2. High quality, flexible on demand manufacturing with proprietary purpose built software 3. Agnostic to hardware and materials allows quick adaptability to market shifts 4. Broad use across customer types and industries with global delivery to end customers in 160 countries 5. Experienced management team with strong investor support 6. Scalable financial model with opportunity to consolidate fragmented market to create significant shareholder value SHAPEWAYS IS A LEADER IN DIGITAL MANUFACTURING

APPENDIX 44

SHAPEWAYS ANNUAL INCOME STATEMENT 45 ($, Millions) 2019A 2020A 2021E 2022E 2023E 2024E 2025E Revenue $33.5 $31.8 $44.0 $86.0 $150.0 $250.0 $400.0 % YoY Growth (5%) 38% 95% 74% 67% 60% Gross Profit $12.2 $13.9 $21.4 $42.0 $75.9 $127.7 $209.6 Gross Margin 36% 44% 46% 49% 50% 51% 52% Adj.EBITDA 1 ($6.1) ($2.4) ($6.0) $(0.4) $16.3 $50.0 $107.3 Adj. EBITDA Margin NM NM NM 0% 11% 20% 27% Capital Expenditures ($0.3) ($0.1) ($6.3) ($21.4) ($17.8) ($27.5) ($42.9) (1) 2021E - 2025E Adjusted EBITDA do not reflect the additional costs we will incur as a public company such as the additional legal , accounting, compliance and other similar costs.

RECONCILIATION OF NON - GAAP FINANCIALS 46 (1) 2021E - 2025E Adjusted EBITDA do not reflect the additional costs we will incur as a public company such as the additional legal , accounting, compliance and other similar costs. ($, Millions) 2019A 2020A 2021E 2022E 2023E 2024E 2025E Operating Income / (Loss) ($7.0) ($3.2) ($6.5) ($1.1) $15.3 $49.1 $74.1 Interest & Taxes $0.6 $0.6 $0.3 $0 $0 $0 $32.2 Depreciation & Amortization $0.3 $0.1 $0.2 $0.7 $1.0 $1.0 $1.0 Other Non Cash ($0.1) $0 $0 $0 $0 $0 $0 Adj.EBITDA 1 ($6.1) ($2.4) ($6.0) ($0.4) $16.3 $50.0 $107.3 ($, Millions) 2019A 2020A 2021E 2022E 2023E 2024E 2025E Cash Flow from Operations ($6.8) ($1.5) ($6.7) ($0.3) $16.5 $50.0 $76.8 Capital Expenditures ($0.3) ($0.1) ($6.3) ($21.4) ($17.8) ($27.5) ($42.9) Principal Payments ($1.0) ($1.3) ($5.4) ($0) ($0) ($0) ($0) Free Cash Flow ($8.1) ($3.0) ($18.4) ($21.8) ($1.3) $22.5 $33.9

SHAPEWAYS FORECASTS RAPID GROWTH



Key Comparables
3D Printing
CAD
Manufacturing Tech
CY'20E-CY'22E Revenue CAGR
65%
Median: 32%
246%
116%
32%
15%
10%
Median: 24%
37%
35%
24%
10%
6%
Median: 11%
16%
13%
8%
8%
Median: 12%
14%
13%
12%
7%
7%
CY'22E Gross Margin
49%
Median: 49%
39%
34%
59%
57%
49%
Median: 50%
54%
52%
35%
50%
44%
Median: 83%
92%
81%
85%
76%
Median: 57%
75%
57%
53%
59%
36%
CY'22E EBITDA Margin
NM
Median: 17%
NM
NM
NM
10%
23%
Median: 10%
6%
17%
NM
7%
13%
Median: 34%
40%
35%
33%
14%
Median: 30%
32%
16%
29%
33%
30%
SHAPEWAYS
Desktop Metal
VELO
Markforged
materialise
PROTOLABS
SLM
ExOne
stratasys
3D SYSTEMS
AUTODESK
ptc
ALTAIR
COGNEX
FARO
RENISHAW
TERADYNE
AMETEK

Shapeways is forecasting more rapid growth than its comparables are forecasting

Shapeways expects to achieve a similar gross margin profile as its closest comparables

Shapeways expects to achieve positive EBITDA by 2023 with margins superior to comparables on a 2025E basis

SHAPEWAYS

Source: Thomson Reuters, Capital IQ; as of April 27, 2021
Note: "NM" denotes not meaningful
Note: Desktop Metal data includes impact of EnvisionTEC acquisition

Note: Markforged data from SPAC announcement presentation as of February 24, 2021
Note: Velo3D data from SPAC announcement presentation as of March 23, 2021

47

BENCHMARKING VS COMPARABLES


Key Comparables
3D Printing
CAD
Manufacturing Tech
EV / CY'22E Revenue
EV / CY'22E Gross Profit
EV / CY'22E EBITDA
Median: 13.6x
Median: 4.6x
Median: 10.1x
Median: 6.4x
4.8x
16.0x 18.1x 13.6x 6.7x 5.9x
3.7x 12.8x 5.5x 2.0x 4.6x
13.0x 9.2x 10.4x 9.7x
14.9x 3.8x 7.1x 5.9x 6.4x
Median: 23.2x
Median: 10.3x
Median: 12.6x
Median: 14.9x
9.8x
40.2x 53.8x 23.2x 11.6x 11.8x
6.9x 25.3x 15.6x 4.0x 10.3x
14.0x 11.4x 12.3x 12.9x
19.9x 6.7x 14.9x 9.9x 18.2x
Median: 36.7x
Median: 48.1x
Median: 32.0x
Median: 23.7x
NM
NM NM NM 48.1x 25.3x
60.9x 73.4x NM 25.7x 35.3x
32.6x 26.7x 31.4x 69.2x
47.2x 23.7x 24.3x 17.8x 21.2x
SHAPEWAYS
Markforged
ExOne
stratasys
3D SYSTEMS
AUTODESK
ptc
ALTAIR
COGNEX
FARO
RENISHAW
TERADYNE
AMETEK

Shapeways provides upside to investors compared to its comparables on a 2022E revenue basis

Shapeways provides upside to investors compared to its comparables on a 2022E gross profit basis

Shapeways expects to achieve positive EBITDA by 2023 with margins superior to comparables on a 2025E basis

SHAPEWAYS

Source: Thomson Reuters, Capital IQ; as of April 27, 2021
Note: "NM" denotes not meaningful
Note: Desktop Metal data includes impact of EnvisionTEC acquisition

Note: Markforged data from SPAC announcement presentation as of February 24, 2021
Note: Velo3D data from SPAC announcement presentation as of March 23, 2021

48

AUDITED INCOME STATEMENT DETAIL (2019 - 2020) 49 Note: As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $90,684, of which $7 1,9 21 will expire by 2038 if not utilized.

AUDITED BALANCE SHEET DETAIL (2019 - 2020) 50 Note: As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $90,684, of which $7 1,9 21 will expire by 2038 if not utilized.

AUDITED CASH FLOW STATEMENT DETAIL (2019 - 2020) 51 Note: As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $90,684, of which $7 1,9 21 will expire by 2038 if not utilized.